EXHIBIT 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Cosmos Health Inc.

(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	457(c)	10,714,286(1) (2)	$0.703 (3)	$7,500,000.20 (4) (5)	$.00015310	$1,148.25

Fees to be Paid	Equity	Pre-funded Warrants	457(g)	Included Above

Fees to be Paid	Equity	Common Warrants	457(g)	(6)

Fees to be Paid	Equity	Common Stock Underlying Pre-funded Warrants	457(o)	10,714,286(7)	$0.703 (8)

Fees to be Paid	Equity	Common Stock Underlying Common Warrants	457(o)	10,714,286 (10)	$0.703 (9)	$7,500,000.20 (4)	$.00015310	$1,148.25

TOTAL								$2,296.50

Fees Previously Paid								$3,674.40(11)

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(1)

There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock; such indeterminate number of warrants to purchase common stock, preferred stock, and/or units; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $7,500,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	The number of shares issuable will be determined by the Registrant in connection with, and at the time of, the issuance of the securities.

(3)

Calculated pursuant to Rule 457(c) under the Securities Act based upon the closing price of the Registrant’s common stock as reported on the Nasdaq Capital Market on December 17, 2024 on the proposed maximum aggregate offering price of all securities listed.

(4)	The registration fee for securities to be offered by the Registrant is calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(5)

The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants sold in the offering, and, as such, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $7,500,000.

(6)

Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the common stock issuable upon exercise of the warrants.

(7)	Represents an aggregate of 10,714,286 shares of Common Stock issuable upon full exercise of the Pre-Funded Warrants.

(8)	No additional fee is required as for each Pre-Funded Warrant sold, the number of shares of Common Stock will be decreased on a one-for-one basis.

(9)	The exercise price of the Common Stock Purchase Warrants based upon the closing price of the Common Stock set forth in Note (3) above.

(10)	Represents an aggregate of up to 10,714,286 shares of Common Stock issuable upon full exercise of the Common Warrants.

(11)	An aggregate of $3,674.40 was paid upon the initial filing of this registration statement on December 18, 2024

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Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

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